                                  EXHIBIT 1.2a
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                          IPVOICE COMMUNICATIONS, INC.
                                 PROMISSORY NOTE

 $1,000,000                                                      August 16, 2002

IPVOICE COMMUNICATIONS, INC., a Nevada corporation ("Purchaser"), for value received, hereby promises to pay to APPLE NETWORKS, INC., a Nevada corporation
("Seller"), the Sum of One Million Dollars and No/100 ($1,000,000.00) as
hereinafter provided. The Sum shall be payable as follows:

1.       The Sum shall be payable only if the transactions under the Asset
         Purchase Agreement dated August 16, 2002 between the parties hereto
         ("Agreement") are closed successfully; otherwise, this Note is null and void.

2.       One half (50%) of the Sum shall be payable only in  Purchaser's shares of common stock ("Payable Shares"). The second half (50%) shall be payable in cash("Payable Cash").

3.       Seller is to be paid the Payable Shares and Payable Cash as soon as reasonably practicable after the occurrence of any of the following:

a.       For the Payable Shares, after the passage of twenty-four months after the date of closing of the transactions under the Agreement ("Closing")
         or after a cumulative Gross Margin of $2,000,000 prior to the end of twenty-four months, which ever is first.

b.       For the Payable Cash, in part, as a portion of the total, after the close of each month, according to the terms (Section 4) below.

4.       The Sum here in agreed to by the parties and likewise agreed to by the parties in the related Asset Purchase Agreement has been calculated based on the twenty-four month Performa Gross Margin to be generated in conjunction with the Seller's Assets. The actual Payable Shares and Payable Cash shall be calculated as equal in summation to the actual Gross Margin (as defined here in) generated by the performance of the Seller's assets for a period of time not to exceed twenty four months and not to exceed a total value of $2,000,000 as follows:

a.       Gross Margin is the Revenue minus the Cost of Sales:

i.       Revenue is 100% of all sales generated in conjunction with a Seller asset.

ii.      Cost of Sales is all vendor expense associated with generating Revenue.

iii.     For purposes of this Note and Related Asset Purchase Agreement, Gross
         Margin for Revenue generated in conjunction with a Seller asset but from a customer not introduced in conjunction with a Seller asset is exactly one half of the value calculated as described in a.i and a.ii above.

b.       Payable Cash will be paid monthly for twenty-four months or until a sum of all cash payments equals $1,000,000 prior to the end of twenty-four months, which ever is first, on a cash accounting basis after a reasonable time following the close of the month and the corresponding
         Gross Margin calculation.

c.       Payable Cash monthly payments will equal exactly one half (50%) of the total Gross Margin.

d.       Payable Shares will be paid at a share trading value equal to the average price for the previous 90 days at the time of payment.

e.       Payable Shares will be paid after a reasonable period of time following the conclusion of the twenty-four month period or after the Gross
         Margin has reached $2,000,000 prior to the end of twenty-four months, which ever occurs first.

f.       The number of Payable Shares will equal one half of the total Gross
         Margin over the twenty-four months following closing or one half of
         $2,000,000, which ever is less.

g.       If the total Gross Margin is less than $200,000 after 24 months, then the Payable Shares will not be paid and instead, the Assets will be returned to the Seller. The Payable Cash in this event will not be recoverable by the Purchaser.

5.       If Payable Shares are changed into the same or a  different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, stock split, stock dividend or similar event, Purchaser shall issue the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change that Seller would have received had this Note been paid immediately prior to such capital reorganization, reclassification or other change.

6.       Purchaser shall, in the event of a capital reorganization of the common stock (other than a subdivision, combination, reclassification or exchange of shares provided for above), a merger or consolidation of
         Purchaser with or into another Purchaser, or the sale of all or substantially all of Purchaser's properties, stock and/or assets
         (collectively "Reorganization"), make provision for Seller to receive as Payable Shares the number of shares of common stock or other securities or other property of Purchaser or the successor  entity resulting from such Reorganization, to which Seller would have been entitled had Purchaser paid this Note immediately prior to the
         Reorganization.

7.       Purchaser shall take all actions necessary to ensure the availability of Payable Shares at the time that their payment is required.

8.       Upon receipt of certificates representing the Payable Shares, Seller immediately shall surrender this Note to Purchaser, which shall then be cancelled.

9.       Purchaser shall not issue fractional shares upon payment of this Note;
         rather, Payable Shares shall be rounded to the nearest whole share.

10.      Interest shall be at the rate of 3% per annum and shall be due and payable in either cash or shares of Purchaser's common stock, at
         Seller's option, at the time of payment of the principal amount of this
         Note.

11.      Purchaser shall grant to Seller a security interest in all the assets that are transferred to it under the Agreement and in all cash and non-cash proceeds from a disposition of same.

12.      Seller represents and warrants as follows:

a.       Seller understands that Purchaser is providing this Note and the
         Payable Shares in reliance on specific exemptions from the registration requirements of federal and state securities laws and that Purchaser is relying upon the truth and accuracy of, and the Seller's compliance with, its representations, warranties and agreements in order to determine the availability of such exemptions and the eligibility of
         Seller to acquire the same.

b.       Seller is either an "Accredited Investor" as defined in Federal
         Regulation 230.501(a) or has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks and has the capacity to protect its interests in connection with these transactions. Seller is aware that it may be required to bear and is able to bear the economic risk of these transactions for an indefinite period of time and its financial condition allows it to bear such economic risk and the risk of loss on the entire amount of this
         Note.

c.       Seller will receive this Note and the Payable Shares solely for its own account and not for the account of another. Seller has no intention to and will not distribute them in violation of any securities law or regulation and one else has any interest in or right to acquire them.

d.       Seller has received and understood Seller's information that has been provided to it in Seller's evaluation of the Agreement and accompanying documents including this Note and has been afforded the opportunity to ask questions, receive answers and receive additional information from
         Purchaser as necessary to verify the accuracy of information it provided concerning Purchaser, the Agreement, this Note and the Payable
         Shares and has investigated these matters as necessary or desirable and has understood all such information and documents.

e.       Seller fully understands that this Note and the Payable Shares are not freely transferable and are subject to resale restrictions because they are not registered with any federal or state securities agency.

f.       Seller understands that until the Payable Shares are registered under federal and state securities laws, their stock certificates will contain a restrictive legend similar to the following:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
         SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE
         SECURITIES LAWS (COLLECTIVELY, THE "LAWS"). THE SECURITIES HAVE BEEN
         ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD,
         TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (1) AN EFFECTIVE
         REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE LAWS, OR (2) AN
         OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE
         REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS
         NOT REQUIRED UNDER THE LAW DUE TO AN AVAILABLE EXCEPTION TO OR
         EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE LAWS.

13.      This Note shall be binding upon Purchaser, its successors and permitted assigns, and shall inure to the benefit of Seller, its successors and permitted assigns.

14.      Nevada law governs this Note without regard to conflict of laws principles.

15.      Notices to be given hereunder shall be delivered in accordance with the notice provision in the Agreement.

IPVOICE COMMUNICATIONS, INC.

By: ___/s/ Philip Verges ___________________________

Print name and title: PHILIP VERGES, CEO
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